Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated April 12, 2022, relating to the financial statements of Altamira Therapeutics Ltd. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Deloitte AG

/s/ Roland Mueller	/s/ Adrian Kaeppeli

Zurich, Switzerland
February 16, 2023